Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of Goldcorp Inc. of our reports dated February 14, 2013, relating to the consolidated financial statements of Goldcorp Inc. and the effectiveness of Goldcorp Inc.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Goldcorp Inc. for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Vancouver, Canada

March 1, 2013